QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-157641, 333-163914 and 333-167599) of SL Green Realty Corp. and in the related Prospectuses; (ii) on Form S-8 (No. 333-143721) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and (iii) on Form S-8 (No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of SL Green Realty Corp., of our report dated March 10, 2011, with respect to the consolidated financial statements and schedule of Reckson Operating Partnership, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

New York, New York
March 10, 2011

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm